200 West Cypress Creek Road, Suite 400
Fort Lauderdale, Florida 33309
NEWS RELEASE

Contact:	Robert W. Beard
Senior Vice President and Investor Relations Officer
954-308-4200

SMF ENERGY CORPORATION REPORTS NET INCOME
AND CONTINUATION OF IMPROVEMENT TREND
FOR THE FIRST QUARTER OF FISCAL 2010

CONFERENCE CALL SCHEDULED FOR NOVEMBER 13, 2009 AT 9:00 A.M. ET

Ft. Lauderdale, FL, November 12, 2009 – SMF ENERGY CORPORATION, (NASDAQ: FUEL) (the “Company”), a leading mobile fueling and energy logistics company providing efficient, just in time distribution of petroleum products and chemicals, today announced its financial results for the first quarter of fiscal 2010 ended September 30, 2009.

During the first quarter of fiscal 2010, the Company reported quarter over quarter improvements in its financial results, including a quarterly gross profit of $4.1 million, net income of $20,000 and adjusted net income of $300,000 before $280,000 in non-recurring, non-cash charges, and EBITDA of $1.13 million (adjusted net income and EBITDA are non-GAAP measures).  The continuing improvement in operating results was bolstered by the recapitalization of our debt and equity securities at the end of the preceding quarter, which strengthened the Company’s balance sheet and financial position, lowering total debt by $4.5 million, increasing shareholders’ equity by $4.1 million and reducing the debt to equity ratio from approximately 9:1 at the end of fiscal 2008 to 2:1 at the end of fiscal 2009. The June recapitalization is expected to reduce the Company’s annual cash interest expense as evidenced by the $453,000 decrease in interest expense during the first quarter.

Richard E. Gathright, Chairman, Chief Executive Officer and President, commented:

“We continue to strengthen our bottom-line financial performance with net income of $20,000 in our first quarter of fiscal 2010 compared to a $1.95 million net loss in the fourth quarter of fiscal 2009.  However, when eliminating the non-recurring, non-cash charges in both periods, a more insightful comparison reflects a $597,000 improvement with adjusted net income of $300,000 in the current period as opposed to an adjusted net loss of $297,000 in the fourth quarter of fiscal 2009.

We also reported a 29% increase in EBITDA to $1.1 million and a 13% increase in net margin to $0.26 per gallon for the first quarter of fiscal 2010 compared to the fourth quarter of 2009, which are both strong improvements considering they were achieved in spite of the continuing worst recession in modern times. In fiscal 2009, we reported a reduction of 14% in our existing customer base volume, or 10.4 million gallons, due to the recession prior to stabilization of demand, approximately 50% of which volume reduction we were able to offset by new business during the year.  In the current quarter, we have continued to gain ground on the recessionary loss in demand from existing customers, with a 1.2% increase to 16.9 million gallons sold, almost all of which is attributable to new business.  Earlier this week, we issued a press release announcing an expansion of our business in the Carolinas and Tennessee, which we expect will yield at least 4 million gallons of new business annually and we are closing significant additional new business elsewhere in our system.

I believe that, when considering the upside potential for SMF, one should take into account the 10.4 million gallon recessionary reduction in fiscal 2009 from existing customers.  While we obviously cannot predict the timing of an economic recovery, which has certainly not yet been experienced by our customers, we have observed, through sensitivity analysis, that the average net margin of $0.26 per gallon generated in fiscal 2009 and the first quarter of fiscal 2010, a recovery of the 10.4 million gallon customer demand would add $2.7 million in EBITDA to the $4.5 million generated last year, or a total of $7.2 million.  Using only a 50% recovery factor would have added $1.4 million of additional EBITDA for a total of $5.9 million.  In short, we think that we have a very significant upside potential when economic conditions improve, which will accelerate the positive results we are already achieving in these bleak economic conditions.  We are delivering a service for which there is an increasing demand in all economic conditions.  As a result, we are currently experiencing strong growth in new business on an efficient operating platform which, coupled with our improved balance sheet and financial position from our recent recapitalization, should place us squarely in the performance category.”

Highlights of First quarter Fiscal Year 2010 vs. Fourth quarter Fiscal Year 2009

•
As indicated above, during the first quarter of fiscal 2010, we continued to deliver improvements in our financial results.  In the first quarter of fiscal 2010 we had net income of $20,000, which included non-cash, non-recurring charges of $280,000.   Without these charges, adjusted net income for the period was $300,000, which is a $597,000 improvement from the fourth quarter of fiscal 2009 in which we had a $297,000 net loss before the $1.7 million non-cash ASC 470-20 (formerly FAS No. 84) inducement charge for the extinguishment of the convertible debt securities.

•
In the first quarter of fiscal 2010, as compared to the fourth quarter of fiscal 2009, we experienced an improvement in gross profit of $558,000, or 16%, an increase in operating income of $120,000, or 87%, and an EBITDA increase of $258,000, or 29%.  The net margin per gallon increased to 25.6 cents in the first quarter of fiscal 2010 from 22.7 cents in the fourth quarter of fiscal 2009.  We currently expect the stabilization of customer demand that we saw emerging in the third quarter of fiscal 2009 to continue in fiscal 2010 and believe that the demand from new customers for our services is strong.

Highlights of First quarter Fiscal Year 2010 vs. First quarter Fiscal Year 2009

•
We are reporting net income for the first quarter of fiscal 2010 of $20,000.  In the first quarter of fiscal 2009, we reported net income of $512,000, however, the first quarter of fiscal 2010 included non-cash, non-recurring charges of $187,000 for the write-off of unamortized acquisition costs per application of ASC 805, and $93,000 related to stock option expense incurred as a result of the stock options repricing, and did not include income from emergency response work which did occur in the prior year.  The adjusted net income before non-cash, non-recurring charges was $300,000 during this period.  The $20,000 net income included $951,000 in non-cash charges, such as depreciation and amortization of assets, debt costs, debt discounts, stock-based compensation, write-off of unamortized acquisition costs due to application of ASC 805, and provision for doubtful accounts.  The net income also included cash interest expense associated with servicing of our debt of $188,000, legal expenses of $339,000 and public company costs of $167,000.

•
The net margin in the first quarter of fiscal 2010 and 2009 was $4.3 million and $6.2 million, respectively, on 16.9 million and 18.6 million gallons sold during those periods.  The net margins per gallon in the first quarter of fiscals 2010 and 2009 were 25.6 cents and 33.2 cents, respectively.  The decrease in net margin per gallon can be attributed partially due to lower emergency response services provided during this period as compared to the same period in the previous year when we provided emergency response services in Louisiana and Texas.  The decrease is also partially due to lower volumes demanded by some of our existing customers in response to the weaker economy, with the overall decrease partially offset by the volume generated from new customers.

•
As a result of our June 2009 Recapitalization, our interest expense was substantially lower in the first quarter of fiscal 2010.  We incurred interest expense of $230,000 this quarter compared to $683,000 in the same quarter in the prior year, a decrease of $453,000 of which $198,000 is related to lower debt and lower costs to service our existing debt.  Compared to the prior quarter, the fourth quarter of fiscal 2009, interest expense decreased $316,000.

•
We continue to see increases in new customer business and prospective business as companies seek to reduce their costs of operation with mobile fueling and our other services.  Naturally, we cannot be certain that this will continue in the future or that any new business will be sufficient to offset possible future decreases in demand from our existing customer base.  We currently expect the stabilization of customer demand that we saw emerging in the third quarter of fiscal 2009 to continue in fiscal 2010 and believe that the demand from new customers for our services is strong.  We recently announced new business additions and three new locations, increasing our service locations from 31 to 34.

•
In 2008, our shareholders approved a 1 for 4.5 reverse stock split, which took effect on October 1, 2009.  The reverse stock split preserved our Nasdaq Stock Market listing by increasing the market price of our common stock above the $1.00 minimum bid price for the required period of time.  All share and per share information in the accompanying selected data was retroactively adjusted to give effect to the reverse stock split.

•
During this quarter, $1.1 million of the Series D Preferred stock, which was issued during the June 2009 Recapitalization, was converted into 594,012 shares of Common Stock, further reducing our fixed charge cash requirements as future dividend payments were reduced.

Highlights of Results for Quarterly Periods ending March 31, 2008 through September 30, 2009

The following table portrays the financial trends for the Company’s seven most recent quarters:

All amounts in thousands of dollars, except net margin per gallon

	For the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2009	2009	2008	2008	2008	2008

Revenues	$43,686	$39,884	$34,982	$45,112	$79,271	$82,036	$64,162
Gross profit	$4,097	$3,539	$3,790	$3,292	$5,819	$4,290	$2,875
Selling, general and
administrative	$3,839	$3,401	$3,455	$3,267	$4,632	$3,845	$3,445
Operating income (loss)	$258	$138	$335	$25	$1,187	$445	$(570)
Interest expense and
other income, net	$(230)	$(454)	$(570)	$(677)	$(667)	$(811)	$(720)
Non-cash ASC 470-20 (formerly
FAS No. 84) inducement
on extinguishment	$-	$(1,651)	$-	$-	$-	$-	$-
Gain (loss) on extinguishment
of promissory notes	$-	$27	$-	$-	$-	$-	$(108)
Net income (loss)	$20	$(1,948)	$(243)	$(660)	$512	$(366)	$(1,398)
Less: Non-cash write-off of
unamortized acquisition costs	$187	$-	$-	$-	$-	$-	$-
Less: Non-cash stock options
repricing costs	$93	$-	$-	$-	$-	$-	$-
Less: Non-cash ASC 470-20
(formerly FAS No. 84)
inducement on extinguishment[3]	$-	$1,651	$-	$-	$-	$-	$-
Adjusted net income (loss)
before non-cash,
non-recurring charges [4]	$300	$(297)	$(243)	$(660)	$512	$(366)	$(1,398)

EBITDA [1]	$1,134	$876	$974	$690	$1,990	$1,154	$277

Net margin	$4,333	$3,795	$4,027	$3,534	$6,161	$4,611	$3,228
Net margin per gallon [2]	$0.26	$0.23	$0.25	$0.21	$0.33	$0.24	$0.18
Gallons sold	16,945	16,709	16,041	16,602	18,550	19,024	18,102

1
EBITDA is defined as earnings before interest, taxes, depreciation and, amortization expense, a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  To the extent that gain or loss and the non-cash ASC 470-20 (formerly FAS No. 84) inducement on extinguishment of promissory notes constitute the recognition of previously deferred interest or finance cost, it is considered interest expense for the calculation of certain interest expense amounts.  Both stock-based compensation amortization expense and the write-off of unamortized acquisition costs are considered amortization items to be excluded in the EBITDA calculation.  We believe that EBITDA provides useful information to investors because it excludes transactions not related to the core cash operating business activities.  We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations.

2	Net margin per gallon is calculated by adding gross profit to the cost of sales depreciation and amortization and dividing that sum by the number of gallons sold.

3
Non-cash ASC 470-20 (formerly FAS No. 84) inducement on extiguishment is a charge we incurred strictly as a result of the June 29, 2009 Recapitalization.  The Company extinguished a portion of  the August 2007 and the September 2008 Notes (“the Notes”) through the issuance of approximate 1.2 million shares and approximate 278,000shares, respectively, at the negotiated price of $1.71 per share, which was greater than the $1.67 per share closing bid  price the day prior to the Recapitalization, but lower than the conversion price applicable to  the convertible debt instruments, which resulted in the issuance of more shares in the exchange than would have been issued upon a conversion.  The practice of accounting in the interpretation of FAS No. 84 is that an inducement occurs any time when additional shares are issued in the extinguishment of convertible debt regardless of the absence of an economic loss or economic intent of the parties to the transaction.  Irrespective of the economic reality of the transaction, FAS No. 84 required the recording of a non-cash “conversion inducement” charge of $1,651,109, based on the difference between the approximate aggregate 471,000 common shares issuable to the applicable note holder under the original conversion rights that existed upon a conversion and the approximate 1.5 million common shares exchanged at $1.71 cents in the transaction that extinguished all of the Notes.  This non-cash charge is deemed a financing expense to extinguish the Notes. To the extent that the non cash FAS 84 inducement on extinguishment of promissory notes constitutes the recognition of a finance cost, it is considered interest expense for the calculation of certain interest expense amounts.

4
Adjusted net income (loss) before non-cash, non-recurring charges is shown to provide the reader with information regarding the economic performance of the Company before the impact of charges that do not reflect the on-going performance of the operations such as the technical non-economic substantive accounting treatment charge of $1.7 million in the fourth quarter of fiscal 2009, and the first quarter of fiscal 2010 write-off incurred as new accounting ruling was applied and stock compensation expense that resulted from the repricing of stock options. We believe that this is a meaningful Non-GAAP representation of the ongoing performance of the operations.

Adjusted net income (loss) before non-cash, non-recurring charges (Non-GAAP measure) Reconciliation to the Net income (loss) for Quarterly periods ending March 31, 2008 through September 30, 2009

All amounts in thousands of dollars
	For the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2009	2009	2008	2008	2008	2008

Net income (loss)	$20	$(1,948)	$(243)	$(660)	$512	$(366)	$(1,398)
Less: Non-cash write-off of
unamortized acquisition costs	$187	$-	$-	$-	$-	$-	$-
Less: Non-cash stock options
repricing costs	$93	$-	$-	$-	$-	$-	$-
Less: Non-cash ASC 470-20
(formerly FAS No. 84)
inducement on extinguishment	$-	$1,651	$-	$-	$-	$-	$-
Adjusted net income (loss)
before non-cash ,
non-recurring charges [1]	$300	$(297)	$(243)	$(660)	$512	$(366)	$(1,398)

1
Adjusted net income (loss) before non-cash, non-recurring charges is shown to provide the reader with information regarding the economic performance of the Company before the impact of charges that do not reflect the on-going performance of the operations such as the technical non-economic substantive accounting treatment charge of $1.7 million in the fourth quarter of fiscal 2009, and the first quarter of fiscal 2010 write-off incurred as new accounting ruling was applied and stock compensation expense that resulted from the repricing of stock options. We believe that this is a meaningful Non-GAAP representation of the ongoing performance of the operations.

EBITDA (Non-GAAP measure) Reconciliation to the Net income (loss) for Quarterly periods ending March 31, 2008 through September 30, 2009

All amounts in thousands of dollars
	For the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2009	2009	2009	2008	2008	2008	2008

Net income (loss)	$20	$(1,948)	$(243)	$(660)	$512	$(366)	$(1,398)
Add back:
Interest expense, net	230	545	575	680	683	720	780
Income tax expense	8	8	8	8	8	-	-
Depreciation
and amortization expense within:
Cost of sales	236	254	239	242	342	321	353
Selling, general and
administrative expenses	320	344	334	342	341	357	311
Stock-based compensation
expense	133	49	61	78	104	122	123
Write-off of unamortized
acquisition costs ASC 805	187	-	-	-	-	-	-
Non-cash ASC 470-20 (formerly
FAS No. 84) inducement
on extinguishment	-	1,651	-	-	-	-	-
(Gain) loss on extinguishment
of promissory notes	-	(27)	-	-	-	-	108
EBITDA [1]	$1,134	$876	$974	$690	$1,990	$1,154	$277

[1]
EBITDA is defined as earnings before interest, taxes, depreciation, amortization, and is a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  To the extent that gain or loss and the non-cash ASC 470-20 (formerly FAS No. 84) inducement on extinguishment of promissory notes constitute the recognition of previously deferred interest or finance cost, it is considered interest expense for the calculation of certain interest expense amounts.  Both stock-based compensation amortization expense and the write-off of unamortized acquisition costs are considered amortization items to be excluded in the EBITDA calculation.  We believe that EBITDA provides useful information to investors because it excludes transactions not related to the core cash operating business activities.  We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations.

Selected Income Statement and Financial Data

The following tables present comparative financial data for the periods noted:

All amounts in thousands of dollars, except per share, and net margin per gallon

	Three Months Ended September 30,
	2009	2008

Petroleum product sales and service revenues	$38,125	$72,962
Petroleum product taxes	5,561	6,309
Total revenues	43,686	79,271

Cost of petroleum product sales and service	34,028	67,143
Petroleum product taxes	5,561	6,309
Total cost of sales	39,589	73,452

Gross profit	4,097	5,819

Selling, general and administrative expenses	3,839	4,632

Operating income	258	1,187

Interest expense	(230)	(683)
Interest and other income	-	16

Income before income taxes	28	520

Income tax expense	(8)	(8)
Net income	$20	$512

Basic and diluted net income per share computation:
Net income	$20	$512
Less: Preferred stock dividends	-	(196)
Net income attributable to common stockholders	$20	$316

Net income per share attributable to common stockholders:
Basic	$0.00	$0.10
Diluted	$0.00	$0.10

Weighted average common shares outstanding:
Basic	8,248	3,254
Diluted	8,681	3,254

EBITDA (non-GAAP measure)¹	$1,134	$1,990

Gallons sold	16,945	18,550

Net margin	$4,333	$6,161

Net margin per gallon (in cents)²	0.26	0.33

[1]
EBITDA is defined as earnings before interest, taxes, depreciation, amortization, and is a Non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  To the extent that gain or loss and the non-cash ASC 470-20 (formerly FAS No. 84) inducement on extinguishment of promissory notes constitute the recognition of previously deferred interest or finance cost, it is considered interest expense for the calculation of certain interest expense amounts.  Both stock-based compensation amortization expense and the write-off of unamortized acquisition costs are considered amortization items to be excluded in the EBITDA calculation.  We believe that EBITDA provides useful information to investors because it excludes transactions not related to the core cash operating business activities.  We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations.

[2]	Net margin per gallon is calculated by adding gross profit to the cost of sales depreciation and amortization and dividing that sum by the number of gallons sold.

Condensed Consolidated Balance Sheet

	(Unaudited)
(All amounts in thousands of dollars)	September 30,	June 30,
	2009	2009
ASSETS
Current assets	$17,921	$18,732
Property, plant and equipment, net	8,166	8,569
Other assets, net	2,702	2,817
	$28,789	$30,118

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$17,166	$18,336
Long-term debt, net and other liabilities	4,981	5,253
Stockholders’ equity	6,642	6,529
	$28,789	$30,118

CONFERENCE CALL
Management will host a conference call on Friday, November 13, 2009, at 9:00 A.M. Eastern Time (“ET”) to further discuss the results of the Company’s three months ended September 30, 2009.  Interested parties can listen to the call live on the Internet through the Company’s Web site at www.mobilefueling.com or by dialing 800-510-9836 (domestic) or 617-614-3670 (international), using Pass Code 71551391.  Listeners should dial in to the call at least 5-10 minutes prior to the start of the call or should go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  The Web cast is also available through Thomson’s investor portals.  Individual investors can listen to the call at www.earnings.com, Thomson/CCBN's individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).  A telephone replay of the conference call will be available from November 13, 2009, at 12:00 P.M. ET until midnight ET on November 20, 2009, by dialing 888-286-8010 (domestic) or 617-801-6888 (international), using Pass Code 48215759.  A web archive will be available for 30 days at www.mobilefueling.com.

ABOUT SMF ENERGY CORPORATION (NASDAQ: FUEL)
The Company is a leading provider of petroleum product distribution services, transportation logistics and emergency response services to the trucking, manufacturing, construction, shipping, utility, energy, chemical, telecommunication and government services industries.  The Company provides its services and products through 34 locations in the 11 states of Alabama, California, Florida, Georgia, Louisiana, Nevada, Mississippi, North Carolina, South Carolina, Tennessee and Texas.  The broad range of services the Company offers its customers includes commercial mobile and bulk fueling; the packaging, distribution and sale of lubricants and chemicals; integrated out-sourced fuel management; transportation logistics and emergency response services.  The Company’s fleet of custom specialized tank wagons, tractor-trailer transports, box trucks and customized flatbed vehicles delivers diesel fuel and gasoline to customers’ locations on a regularly scheduled or as needed basis, refueling vehicles and equipment, re-supplying fixed-site and temporary bulk storage tanks, and emergency power generation systems; and distributes a wide variety of specialized petroleum products, lubricants and chemicals to our customers.  More information on the Company is available at www.mobilefueling.com.

FORWARD LOOKING STATEMENTS
This press release includes “forward-looking statements” within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  For example, predictions or statements of belief or expectation concerning the future performance of the Company, the future trading prices of the Company’s common stock and the potential for further growth of the Company are all “forward looking statements” which should not be relied upon.  Such forward-looking statements are based on the current beliefs of the Company and its management based on information known to them at this time.  Because these statements depend on various assumptions as to future events, they should not be relied on by shareholders or other persons in evaluating the Company.  Although management believes that the assumptions reflected in such forward-looking statements are reasonable, actual results could differ materially from those projected.  In addition, there are numerous risks and uncertainties that could cause actual results to differ from those anticipated by the Company, including but not limited to those cited in the “Risk Factors” section of the Company’s Form 10-K for the year ended June, 30, 2009.